Exhibit 99.1

MORGAN STANLEY GLOBAL BASIC MATERIALS CONFERENCE February 25, 2010

Some of the following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to come within the safe-harbor protection provided by those sections. Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; changes in general economic conditions, including coal and power market conditions; the availability and costs of competing energy resources; legislative and regulatory developments; risks associated with environmental laws and compliance; developments in greenhouse gas emission regulation and treatment; coal mining laws and regulations; labor availability and relations; changes in postretirement benefit obligations; changes in contribution requirements to multi-employer benefit funds; reductions of purchases or deferral of deliveries by major customers; availability and costs of credit; customer performance and credit risks; inflationary trends; worldwide economic and political conditions; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company's ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; failure to comply with debt covenants; the outcome of pending or future litigation; the effects of mergers, acquisitions and divestitures; and weather patterns affecting energy demand. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company's Form 10-K and Form 10-Q reports. Patriot Coal Statement on Forward-Looking Information

Investment Highlights More than 1.8 billion tons of proven and probable reserves Multiple basins, multiple mining operations, multiple shipping options Significant undeveloped underground and metallurgical reserves Ability to boost production rapidly to capitalize on opportunities Customer relationships and expertise to significantly increase exports Organic growth projects & strategic acquisitions to satisfy demand in a growing market

Comprehensive review of mine properties in response to markets Operational improvements Continued development of key new mines Strengthened balance sheet & liquidity The Path to Increased Shareholder Value Enhancing long-term shareholder value Flexibility to selectively increase production Plans to increase met shipments to at least 6.5 million tons Continued focus on operations and cost controls 2010 Building Strength Ability to increase met shipments to over 9.0 million tons Resumption of organic growth plans Resumption of acquisition strategy Charting the Future 2009 Navigating Change

Product Diversification 1st Qtr 3rd Qtr 4th Qtr East 0.69 0.68 0.52 0.65 West 0.31 0.32 0.16 0.35 North 0 0.11 0.21 APP CAPP thermal NAPP ILB ILB Underground Surface 2009 Tons Sold 32.8 Million Tons Mining Method 67% Reserves 1.8 Billion Tons Diverse locations, products & mining methods Significant met coal exports 2009 Met Shipments Domestic Export Met

Production in Three Coal Basins IL OH KY MO Northern Appalachia Federal Central Appalachia Big Mountain Logan County Blue Creek Paint Creek Campbell's Creek Panther Corridor G Rocklick Kanawha Eagle Wells Illinois Basin Bluegrass Dodge Hill Highland Baltimore Newport News Norfolk New Orleans WV Multiple quality & transportation options

PCX ACI ANR BTU CNX ICO JRCC MEE 0.85 1.72 2.41 1.56 1.99 0.67 1.76 1.62 Market Cap Reserve Value per Ton Valued at a discount relative to coal peers

Global BFI Production Led by China, BFI production rebounding

Global BFI Production BFI production expected to continue strong growth

Robust Chinese Met Imports Chinese met coal imports rose significantly in 2009

Domestic Steel Capacity Utilization Domestic steel mill utilization trending higher

U.S. Met Exports Poised to Increase Australian met production Rail constraints Port constraints U.S. met production East Coast ports will see robust activity Gulf has additional capacity PCX has barge origins to use Gulf ports in addition to East Coast Patriot has barge access to export via the Gulf Tons (Millions) U.S. Port Capacity Baltimore Hampton Roads Gulf LTM Exports 21 78 46

Met Coal Flexibility Able to increase met to over 9.0 million tons

Panther Mine Met Coal Potential Panther could sell up to 3.0 million tons of met coal Growth Potential

Eastern U.S. Utility Coal Inventory Eastern inventory levels are declining rapidly Significant decline in the last two months

Impact of Natural Gas Higher natural gas prices point to increased coal burn

Natural Gas Inventory Natural gas inventories have returned to more normal levels Record high: 3.8 11/27/09

Patriot Mines are Well-Positioned Mines well-positioned for coal-fueled generation & met exports

U.S. Coal Supply/Demand Imbalance 2009 2010 2011 2012 Total 58 5 -10 -15 CAPP 22.2 -10.4 -19.6 -22.6 Demand expected to be greater than supply in CAPP in 2010 Millions of Tons

2011 Leverage to Pricing Met Thermal Priced 0.8 14.5 Unpriced 8.7 14.9 Strong leverage to rising prices, particularly met Tons (Millions) Assumes operations at increased capacity

Key Financial Metrics 2007 2008 2009 EBITDA 0.4 44.2 110.7 APP Cost per ton EBITDA (in millions) Met Shipments (in millions of tons) Significant progress in key financial metrics Guidance range 150% increase Growth potential

Comprehensive review of mine properties in response to markets Operational improvements Continued development of key new mines Strengthened balance sheet & liquidity The Path to Increased Shareholder Value Enhancing long-term shareholder value Flexibility to selectively increase production Plans to increase met shipments to at least 6.5 million tons Continued focus on operations and cost controls 2010 Building Strength Ability to increase met shipments to over 9.0 million tons Resumption of organic growth plans Resumption of acquisition strategy Charting the Future 2009 Navigating Change

MORGAN STANLEY GLOBAL BASIC MATERIALS CONFERENCE February 25, 2010 Contact: Janine Orf Director, Investor Relations 314.275.3680 jorf@patriotcoal.com

2007 2008 2009 EBITDA $0.4 $44.2 $110.7 Depreciation, Depletion & Amortization (85.6) (125.4) (205.3) Sales Contract Accretion, net - 249.5 298.6 Reclamation & Remediation Obligation Expense (20.2) (19.2) (35.1) Restructuring & Impairment Charge - - (20.2) Interest Expense (8.3) (23.6) (38.1) Interest Income 11.5 17.2 16.6 Noncontrolling Interest (4.7) - - Net Income (Loss) $(106.9) $142.7 $127.2 Reconciliation of EBITDA to Net Income ($ in Millions)